Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On February 28, 2018, Coeur Mining, Inc. (the “Company” or “Coeur”) completed the previously announced sale (the “Transaction”) of its subsidiary Empresa Minera Manquiri S.A., a Bolivian sociedad anónima (“Manquiri”) to Ag-Mining Investments, AB (formerly NewCo 4714 Sweden AB under change of name to Argentum Investment AB) (the “Buyer”). Manquiri operates the San Bartolomé mine and processing facility near Potosì, Bolivia. The Company, Coeur South America Corp., a Delaware corporation (“CSA”), Coeur Explorations, Inc., an Idaho corporation (“CEE” and together with CSA and Coeur, the “Sellers”) completed the sale of 100% of the issued and outstanding shares of Manquiri in exchange for: (A) a 2.0% net smelter returns royalty on all metals processed through the San Bartolomé mine’s processing facility (commencing on the closing of the Transaction), (B) all value added tax refunds collected or received by Manquiri for any period ending on or before the closing date of the Transaction (net of reasonable collection expenses) and (C) promissory notes payable to the Sellers by the Buyer with an aggregate principal amount equal to $27.6 million, as adjusted to reflect Manquiri’s cash and cash equivalents as of the closing of the Transaction (the “Notes”). The Notes shall be repaid in equal monthly installments beginning on October 1, 2018 with a maturity date of September 1, 2019.
The following unaudited pro forma condensed consolidated financial statements are based upon the historical financial statements for the Company, adjusted to reflect the sale of Manquiri.

Coeur Mining, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
Year Ended December 31, 2017

	Consolidated Company (a)	Manquiri Adjustments		Pro Forma Consolidated Company
	In thousands, except per share data
Revenue	$709,598	$—		$709,598
COSTS AND EXPENSES				—
Costs applicable to sales(1)	440,260	—		440,260
Amortization	146,549	—		146,549
General and administrative	33,616	—		33,616
Exploration	30,311	—		30,311
Pre-development, reclamation, and other	18,936	—		18,936
Total costs and expenses	669,672	—		669,672
OTHER INCOME (EXPENSE), NET
Loss on debt extinguishment	(9,342)	—		(9,342)
Fair value adjustments, net	(864)	—		(864)
Interest expense, net of capitalized interest	(16,440)	—		(16,440)
Other, net	26,643	1,872	(b)	28,515
Total other income (expense), net	(3)	1,872		1,869
Income (loss) before income and mining taxes	39,923	1,872		41,795
Income and mining tax (expense) benefit	(28,998)	—		(28,998)
Income (loss) from continuing operations	$10,925	$1,872		$12,797

Net income (loss) from continuing operations per common share, basic	$0.06			$0.07
Net income (loss) from continuing operations per common share, diluted	$0.06			$0.07

Weighted average number of shares of common stock
Basic	180,096			180,096
Diluted	184,144			184,144
(1) Excludes amortization.

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Coeur Mining, Inc. and Subsidiaries
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
Year Ended December 31, 2017

	Consolidated Company (c)	Manquiri Adjustments		Pro Forma Consolidated Company
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$192,032	$1,050	(d)	$193,082
Receivables	19,069	10,424	(e)	29,493
Inventory	58,230	—		58,230
Ore on leach pads	73,752	—		73,752
Prepaid expenses and other	15,053	—		15,053
Assets held for sale	91,421	(91,421	) (f)	—
	449,557	(79,947)		369,610
NON-CURRENT ASSETS
Property, plant and equipment, net	254,737	—		254,737
Mining properties, net	829,569	8,140	(g)	837,709
Ore on leach pads	65,393	—		65,393
Restricted assets	20,847	—		20,847
Equity and debt securities	34,837	—		34,837
Receivables	28,750	28,303	(e)	57,053
Other	17,485	—		17,485
TOTAL ASSETS	$1,701,175	$(43,504)		$1,657,671
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$48,592	$—		$48,592
Accrued liabilities and other	94,930	5,520	(h)	100,450
Debt	30,753	—		30,753
Reclamation	3,777	—		3,777
Liabilities held for sale	50,677	(50,677	) (f)	—
	228,729	(45,157)		183,572
NON-CURRENT LIABILITIES
Debt	380,569	—		380,569
Reclamation	117,055	—		117,055
Deferred tax liabilities	105,148	—		105,148
Other long-term liabilities	54,697	—		54,697
	657,469	—		657,469
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 185,637,724 at December 31, 2017	1,856	—		1,856
Additional paid-in capital	3,357,345	—		3,357,345
Accumulated other comprehensive income (loss)	2,519	—		2,519
Accumulated deficit	(2,546,743)	1,653	(i)	(2,545,090)
	814,977	1,653		816,630
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,701,175	$(43,504)		$1,657,671

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Coeur Mining, Inc. and Subsidiaries
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1) BASIS OF PRESENTATION
The unaudited pro forma financial information is presented to illustrate the effect of the sale of Manquiri on the Company’s historical financial position and operating results. The unaudited pro forma condensed consolidated balance sheet is as of December 31, 2017 and is based upon our historical statements after giving effect to the sale of Manquiri as if it had occurred on December 31, 2017. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 is based upon our historical statements after giving effect to the sale of Manquiri as if it had occurred on January 1, 2017. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company contained in the Annual Report on Form 10-K for the year ended December 31, 2017.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the sale of Manquiri been completed as of the dates presented, and should not be taken as representation of our future consolidated results of operations or financial condition. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances; however, actual amounts could differ.
2) PRO FORMA ADJUSTMENTS
The pro forma adjustments are based on the Company's preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma combined financial information:
Adjustments to the pro forma condensed consolidated statement of operations
(a)    Reflects the Company’s historical consolidated statement of operations for year ended December 31, 2017 as reported in the Company's Form 10-K as of December 31, 2017.
(b)    Reflects the interest income resulting from the interest on the value added tax refunds and Notes, which the Company received in conjunction with the sale of Manquiri.
Adjustments to the pro forma condensed consolidated balance sheet
(c)    Reflects the Company’s condensed historical consolidated balance sheet as of December 31, 2017 as reported in the Company's Form 10-K as of December 31, 2017.
(d)    Reflects cash settlement in advance of the sale of Manquiri.
(e)    Reflects the estimated aggregate fair value of the value added tax refunds and Notes, which the Company received in conjunction with the sale of Manquiri. The amounts to be received are classified as either short-term or long-term depending on when they are expected to be collected by the Company.
(f)    Reflects Manquiri's assets and liabilities, which were classified as held for sale as of December 31, 2017 as reported in the Company's Form 10-K as of December 31, 2017.
(g)    Reflects the estimated aggregate fair value of the 2.0% net smelter returns royalty, which the Company received in conjunction with the sale of Manquiri.
(h)    Reflects the Company's estimated indemnification obligation pursuant to the terms of the Transaction.
(i)    This adjustment reflects the estimated gain of $1.7 million arising from the transaction as of February 28, 2018. This estimated gain has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Transaction.

4